EXHIBIT 10.1

Execution Version

AMENDMENT NO. 1

TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 13, 2015, is entered into by and among Acxiom Corporation, as the Borrower, the Lenders party hereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, Issuing Bank and Swingline Lender.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement referenced below.

WITNESSETH

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Fifth Amended and Restated Credit Agreement, dated as of October 9, 2013 (the “Existing Credit Agreement” and as may be amended, restated, supplemented or otherwise modified from time to time (including by this Amendment), the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to certain amendments to the Existing Credit Agreement; and

WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                      Amendments to Existing Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 2 and Section 3 below, the parties hereto agree that the Existing Credit Agreement is hereby amended as follows:

(a)	The following defined term is hereby added to Section 1.01 of the Existing Credit Agreement in its appropriate alphabetical location:

“Adjustment Period” means the fiscal quarters ending on September 30, 2015, December 31, 2015 and March 31, 2016.

(b)	The definition of “Adjusted EBITDA” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Adjusted EBITDA” means, for any four fiscal quarters most recently ended (the “Subject Period”), the total of the following calculated without duplication for such period: (a) Borrower’s EBITDA; plus (b), (i) on a pro forma basis, the EBITDA attributable to each Prior Target or, as applicable, to the assets acquired from such Prior Target, for any portion of such Subject Period occurring prior to the date of the acquisition of such Prior Target or such related assets but only to the extent such pro forma EBITDA can be established in a manner reasonably satisfactory to the Administrative Agent based on financial statements of the Prior Target prepared in accordance with GAAP and (ii) solely for purposes of calculating compliance (including pro forma compliance) with Section 7.02 during the Adjustment Period, documented business separation and transformation expenses in an aggregate amount not to exceed $30,000,000 for any Subject Period during the Adjustment Period; minus (c) the EBITDA of each Prior Company and, as applicable but without duplication, the EBITDA of Borrower and each Subsidiary attributable to all Prior Assets, in each case for any portion of such Subject Period occurring prior to the date of the disposal of such Prior Companies or Prior Assets.

(c)	The definition of “Capital Expenditures” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Capital Expenditures” means, for any period: (a) the capitalized software development costs; plus (b) the capitalized data acquisition costs; plus (c) the capital expenditures of the Borrower and its consolidated Subsidiaries, in each case of clause (a), (b) and (c), as set forth (or as should be set forth) in the investing activities section of the consolidated statement of cash flow of the Borrower for such period prepared in accordance with GAAP; plus (d) on a pro forma basis, the expenditures of the type described in clause (a), (b) and (c) attributable to each Prior Target for any portion of such Subject Period occurring prior to the date of the acquisition of such Prior Target but only to the extent such pro forma expenditures can be established in a manner reasonably satisfactory to the Administrative Agent based on financial statements of the Prior Target prepared in accordance with GAAP; minus (e) on a pro forma basis, the expenditures of the type described in clause (a), (b) and (c) of each Prior Company and, as applicable but without duplication, such expenditures of Borrower and each Subsidiary attributable to all Prior Assets, in each case for any portion of such Subject Period occurring prior to the date of the disposal of such Prior Companies or Prior Assets.

(d)	The definition of “Capital Lease Obligations” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Capital Lease Obligations” of any Person, at the time of determination, means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. When calculating “Capital Lease Obligations” for purposes of determining the Leverage Ratio on a pro forma basis, “Capital Lease Obligations” shall be that of the Borrower and the Subsidiaries on a consolidated basis (without duplication) as of the date of determination.

(e)	The definition of “Total Indebtedness” is amended by adding the following sentence to the end thereof:

“When calculating “Total Indebtedness” for purposes of determining the Leverage Ratio on a pro forma basis, “Total Indebtedness” shall be that of the Borrower and the Subsidiaries on a consolidated basis (without duplication) as of the date of determination.”

(f)	Section 6.06(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)           (i) So long as on the date of any such proposed Restricted Payment and after giving effect thereto, no Default exists, Borrower may declare and pay dividends ratably with respect to its common stock in an aggregate amount not to exceed $30,000,000 in any fiscal year of the Borrower; provided that, notwithstanding the foregoing, Borrower shall not declare or pay dividends during the Adjustment Period and (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;”

(g)	Section 6.06(f)(ii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)           as of the date of such payment, either:  (A) the Leverage Ratio is less than or equal to 2.25 to 1.00 calculated on a pro forma basis as of the last day of the most recently-ended fiscal quarter of Borrower as if the Restricted Payment had occurred on the first day of the four fiscal quarter period ending on the last day of such fiscal quarter; provided that with respect to Restricted Payments on account of the purchase or redemption of any Equity Interests in Borrower (collectively, “Share Repurchases”) in reliance of this clause (A) on any day during the Adjustment Period, the sum of the aggregate amount paid by the Borrower for Share Repurchases made pursuant to this paragraph (f) in the then current fiscal year plus the aggregate amount of the Share Repurchases to be made on such date does not exceed $100,000,000, or (B) the Leverage Ratio as so calculated for such date is more than 2.25 to 1.00, then, with respect to Restricted Payments in reliance of this clause (B), the sum of the aggregate amount paid by the Borrower for Restricted Payments made under the permission of this paragraph (f) in the then current fiscal year plus the aggregate amount of the Restricted Payment to be made on such date does not exceed $50,000,000.”

(h)	Section 7.02 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

 “Section 7.02.                                Fixed Charge Coverage.  As of the last day of each fiscal quarter, the Borrower shall not permit the ratio of (a) the sum of the following for Borrower and the Subsidiaries calculated on a consolidated basis in accordance with GAAP:  (i) Adjusted EBITDA; minus (ii) Capital Expenditures to (b) Fixed Charges, all calculated for the four fiscal quarters ending on the last day of such fiscal quarter, to be less than (x) for each fiscal quarter ending during the Adjustment Period, 1.00 to 1.00 and (y) commencing with the fiscal quarter ending June 30, 2016 and each fiscal quarter thereafter, 1.25 to 1.00.  As used in this Section 7.02, “Fixed Charges” means for any period, the sum of the following for the Borrower and the Subsidiaries calculated on a consolidated basis without duplication for such period:  (a) the aggregate amount of interest, including payments in the nature of interest under Capitalized Lease Obligations (when on a pro forma basis, calculated in accordance with Section 1.04(b))  and (b) the scheduled amortization of Indebtedness paid or payable.”

Section 2.                      Conditions of Closing.  Other than the amendments set forth in Section 1 above (which amendments shall not become effective until the Amendment No. 1 Effective Date (as defined below), this Amendment shall be effective on the date (the “Amendment No. 1 Closing Date”) each of the following conditions is satisfied (or waived in accordance with Section 10.02 of the Existing Credit Agreement):

(a)
The Administrative Agent shall have received (i) counterparts to this Amendment, duly executed by each of the Borrower, the Required Lenders and the Administrative Agent and (ii) counterparts of a Consent and Reaffirmation substantially in the form attached hereto as Exhibit A, duly executed by each Subsidiary Guarantor.

(b)
Borrower shall have paid (i) to the Administrative Agent, for the benefit of each Lender  party hereto, an amount equal to 0.05% of the aggregate amount of each such Lender’s Commitment immediately prior to the Amendment No. 1 Closing Date and (ii) to J.P. Morgan Securities LLC, as lead arranger with respect to this Amendment, such fees as Borrower and J.P. Morgan Securities LLC have separately agreed.

(c)
The Administrative Agent shall have received reimbursements for all reasonable documented and out-of-pocket expenses (including reasonable fees and expenses of Sidley Austin LLP, counsel to the Administrative Agent) that are required to be reimbursed or paid by the Borrower pursuant to Section 10.03(a) of the Credit Agreement and that have been invoiced prior to the Amendment No. 1 Closing Date.

(d)
The Contribution and Stock Purchase Agreement by and among Aspen Holdco, Inc., Acxiom Corporation, Acxiom IT Outsourcing, Inc., Acxiom Limited, Aspen Hivedown Limited, Acxiom Global Service Center Polska sp. z.o.o., Acxiom Polska sp. z.o.o. w likwidacji, and Acxiom ITO Polska sp. z.o.o., dated on or about the Amendment No. 1 Closing Date (the “PSA”) shall have become effective.

Section 3.                      Conditions of Effectiveness.  The amendments to the Existing Credit Agreement set forth in Section 1 above shall become effective on the date (the “Amendment No. 1 Effective Date”) each of the following conditions is satisfied (or waived in accordance with Section 10.02 of the Existing Credit Agreement):

(a)
The Administrative Agent shall have received from Borrower a certificate in form and substance reasonably satisfactory to the Administrative Agent, which certificate has been executed by the secretary of Borrower (or other such officer as may be acceptable to the Administrative Agent) and certifies that:

i.
both before and after giving effect to amendments to the Existing Credit Agreement set forth in Section 1 above, the ITO Disposition and the payment of the Prepayment Amount (as defined below), no Default or Event of Default exists;

ii.
the representations and warranties contained in Article III of the Credit Agreement and the other Loan Documents shall be true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, except that the representations and warranties contained in Section 3.04 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 5.01(a) and (b) of the Existing Credit Agreement, respectively; and

iii.
the Borrower shall be in compliance, on a pro forma basis (after giving effect to amendments to the Existing Credit Agreement set forth in Section 1 above, the ITO Disposition and the payment of the Prepayment Amount (as defined below)) with the requirement contained in Section 6.05(a).

(b)	ITO Disposition has occurred or will occur on the Amendment No. 1 Effective Date.

(c)	Borrower shall have paid the Prepayment Amount.

(d)
Borrower shall have paid (i) to the Administrative Agent, for the benefit of each Lender  party hereto, an amount equal to 0.05% of the aggregate amount of each such Lender’s Commitment immediately prior to the Amendment No. 1 Closing Date and (ii) to J.P. Morgan Securities LLC, as lead arranger with respect to this Amendment, such fees as Borrower and J.P. Morgan Securities LLC have separately agreed; provided, however, nothing shall require the Borrower to pay such amounts if the ITO Disposition does not occur.

(e)
The Administrative Agent shall have received reimbursements for all reasonable documented and out-of-pocket expenses (including reasonable fees and expenses of Sidley Austin LLP, counsel to the Administrative Agent) that are required to be reimbursed or paid by the Borrower pursuant to Section 10.03(a) of the Credit Agreement and that have been invoiced prior to the Amendment No. 1 Effective Date.

(f)	The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request.

If the Amendment No. 1 Effective Date has not occurred on or before September 30, 2015, then this Amendment shall be null and void.   “Prepayment Amount” means the portion of the Net Proceeds from the ITO Disposition equal to the amount that results in the Leverage Ratio (calculated on a pro forma basis after giving effect to the ITO Disposition and the prepayment of any Indebtedness) being equal to 2.00 to 1.00.  For purposes of this Amendment, “ITO Disposition” means the Asset Sale contemplated pursuant to the PSA.

Section 4.                      Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants as follows:

(a)           This Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding at law or in equity.

(b)           Immediately after giving effect to this Amendment, the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects), on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) on and as of such earlier date.

(c)           Immediately before and after the Amendment No. 1 Closing Date, no Default or Event of Default shall have occurred and be continuing.

Section 5.                      Effect on Credit Agreement.

(a)           Upon the effectiveness of this Amendment on the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Agreement, as amended and modified hereby.

(b)           Except as specifically amended and modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

Section 6.                      GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.                      Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 8.                      Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile or PDF copy of any signature hereto shall have the same effect as the original thereof.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ACXIOM CORPORATION, as the Borrower

By:	/s/ Jack W. McCrary, Jr.
Name: Jack W. McCrary, Jr.
Title: Vice President of Finance - Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent, the Issuing Bank, the Swingline Lender and a Lender

By:	/s/ Gregory T. Martin
Name: Gregory T. Martin
Title: Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Charles Goldberg
Name: Charles Goldberg
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Lisa M. Chizanowski
Name: Lisa M. Chizanowski
Title: Senior Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Matthew Antioco
Name: Matthew Antioco
Title: Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Henry Spark
Name: Henry Spark
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas S. Sherman
Name: Thomas S. Sherman
Title: Senior Vice President

REGIONS BANK, as a Lender

By:	/s/ Bruce Rudolph
Name: Bruce Rudolph
Title: Vice President

COMPASS BANK, as a Lender

By:	/s/ Frank Carvelli
Name: Frank Carvelli
Title: Senior Vice President

CAPITAL ONE BANK, as a Lender

By:	/s/ Kiel Johnson
Name: Kiel Johnson
Title: Vice President

HSBC BANK USA, N.A., as a Lender

By:	/s/ Santiago Riviere
Name: Santiago Riviere
Title: Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Janet L. Wheeler
Name: Janet L. Wheeler
Title: Vice President

Signature Page to Amendment No. 1 to Fifth A&R Credit Agreement

EXHIBIT A

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of that certain Amendment No. 1 to Fifth Amended and Restated Credit Agreement, dated as of May 13, 2015 (the “Amendment”), by and among Acxiom Corporation, as the Borrower, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent, the Issuing Bank and the Swingline Lender, which amends that certain Fifth Amended and Restated Credit Agreement, dated as of October 9, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders, the Administrative Agent, the Swingline Lender and the Issuing Bank. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.   Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and acknowledges and agrees that each Loan Document executed and delivered by it remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement contained in the Loan Documents shall be a reference to such Agreement as so modified by the Amendment.

Dated:  May 13, 2015

[Signature Pages Follow]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed as of the day and year first above written.

ACXIOM CDC, INC.
ACXIOM CH, INC.
ACXIOM DIGITAL, INC.
ACXIOM DIRECT, INC.
ACXIOM/DIRECT MEDIA, INC.
ACXIOM DUTCH HOLDINGS, LLC
ACXIOM GOVERNMENT SERVICES, INC.
ACXIOM IT OUTSOURCING, INC.
ACXIOM IDENTITY SOLUTIONS, LLC
ACXIOM ITO HOLDING I, LLC
ACXIOM ITO HOLDING II, LLC
LIVERAMP, INC.

By:	/s/ Jack W. McCrary, Jr.
Name: Jack W. McCrary, Jr.
Title: Vice President of Finance - Treasurer

Signature Page to Consent and Reaffirmation for
Amendment No. 1 to Fifth Amended and Restated Credit Agreement